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                                                                    Exhibit 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


         In connection with the annual report of Groen Brothers Aviation, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2006, Dennis P. Gauger hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

         1. The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         2. The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.


October 13, 2006                      /s/  Dennis P. Gauger
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    (Date)                            Dennis P. Gauger
                                      Chief Financial Officer (principal
                                      financial and accounting officer)














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